Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
Noble Corporation Reports Record First Quarter Earnings of $1.43 per Share
On Operating Revenues of $861 Million
     SUGAR LAND, Texas, April 23, 2008 — Noble Corporation (NYSE: NE) today reported first quarter 2008 earnings of $384 million, or $1.43 per diluted share, versus $250 million, or $0.93 per diluted share (split adjusted), for the first quarter of 2007. Per-share earnings were up 54 percent from the first quarter of 2007 and up 11 percent from the $1.29 per diluted share reported for the fourth quarter of 2007.
     Contract drilling services revenues for the 2008 first quarter were $798 million, up 5 percent from the fourth quarter 2007. Contract drilling margin for the first quarter 2008 was approximately 70 percent, generating $493 million in net cash provided by operating activities. The Company invested $234 million in capital projects during the first quarter 2008. The results for the 2008 first quarter include after-tax charges of $0.03 per diluted share related to the ongoing independent investigation of the Company’s Nigerian operations.
     “With a fifth consecutive record quarter, Noble continues to deliver excellent results, powered by our industry-leading margins, increased dayrates on several units and attention to cost control,” said Noble Corporation Chairman, President and Chief Executive Officer David W. Williams. “This quarter was again characterized by strong execution by our crews, a clear focus on the timely completion of our newbuild and upgrade programs, and extension of our contract backlog.”
     Debt as a percentage of total capitalization declined to 13.6 percent at March 31, 2008, from approximately 15.4 percent at December 31, 2007. During the first quarter of 2008, the Company repurchased 593,000 shares at an average price per share of $44.81, for a total cost of approximately $27 million. As previously reported on April 17, 2008, the Company’s Board of Directors has declared a special cash dividend of $0.75 per ordinary share that will be paid on May 16, 2008 to shareholders of record on April 30, 2008. The dividend payout will total approximately $202 million based on the number of ordinary shares of the Company currently outstanding.

Noble adds almost $5.0 billion In Potential Revenue Backlog during First Quarter 2008
     As of March 31, 2008, approximately 83 percent of the Company’s total rig operating days were committed for 2008 and approximately 50 percent were committed for 2009. Additionally, the Company secured commitments on eight deepwater rigs for multi-year terms beginning as late as 2010. In late March, Noble announced a Memorandum of Understanding for contracts on five rigs currently in Brazil. These commitments are reflected in the Company’s recently released Fleet Status report, along with the preliminary timing and order on when the three drillships in Brazil will experience shipyard time for their respective upgrades. In West Africa, the deepwater semisubmersible Noble Homer Ferrington received a Letter of Intent (LOI) from a major operator for three years at a dayrate of $495,000 commencing in 2009.
     In the U.S. Gulf of Mexico, the deepwater semisubmersible Noble Jim Thompson received a contract during the quarter for two years with Shell at a dayrate of $505,000, commencing in 2009. The Company also received a contract for the Noble Lorris Bouzigard for a two year term with LLOG at a dayrate of $270,000, scheduled to begin in May 2008. Also in the U.S. Gulf of Mexico, the mooring system upgrade is nearing completion on the Noble Amos Runner, which is expected to return to full service in May 2008, under contract to Anadarko at a dayrate of $435,000 until March 2011.
     The Company’s international jackup units also experienced notable contract activity in many markets during the quarter. In the North Sea, the 360’ jackup Noble Al White received a LOI from Total for one year at a dayrate of $208,000, commencing in 2008, and Cirrus Energy declared its option on the Noble Lynda Bossler at a dayrate of $220,000 through February 2009. In the Middle East, the Noble Roger Lewis commenced the contract for Shell in Qatar in February. As a result, a dayrate increase from $103,000 to $160,000 on the Noble Gene House, which also works for Shell, went into effect at the time the Noble Roger Lewis’ contract commenced. Also in the Middle East, the 150’ jackup Dhabi II received a LOI for an extension from ADOC for a three year commitment at a dayrate of $92,000 commencing in July 2008.
     Noble Corporation is a leading offshore drilling contractor for the oil and gas industry. The Company performs contract drilling services with its fleet of 62 mobile offshore drilling units located in key markets worldwide, including the U.S. Gulf of Mexico, Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes five rigs under construction. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
-end-

     This news release contains “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
Conference Call
     Noble will hold its first quarter conference call on Thursday, April 24, 2008, at 1:00 p.m., Central Time. The call may be accessed live via telephone at (866) 461-7129 (706-679-3084 for international callers), using pass code 39846262. The call also will be available over the Internet through the “Investor Relations” section of the Company’s Web site, using the “Web cast” link. A replay of the conference call will be available on Thursday, April 24, 2008, beginning at 5:00 p.m., Central Time, through Wednesday, April 30, 2008, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 (706-645-9291 for international callers), using the conference ID number 39846262. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Reg G Reconciliations.”
NC-444
04/23/2008
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
OPERATING REVENUES
Contract drilling services	$797,834	$576,915
Reimbursables	32,458	31,143
Labor contract drilling services	30,931	36,555
Engineering, consulting and other	202	1,811

	861,425	646,424

OPERATING COSTS AND EXPENSES
Contract drilling services	235,952	196,842
Reimbursables	29,461	27,546
Labor contract drilling services	25,337	28,403
Engineering, consulting and other	—	3,641
Depreciation and amortization	82,899	64,465
Selling, general and administrative	21,273	14,226

	394,922	335,123

OPERATING INCOME	466,503	311,301

OTHER INCOME (EXPENSE)
Interest expense, net of amounts capitalized	(1,110)	(1,504)
Other, net	3,129	1,158

INCOME BEFORE INCOME TAXES	468,522	310,955
INCOME TAX PROVISION	(84,334)	(60,635)

NET INCOME	$384,188	$250,320

NET INCOME PER SHARE:
Basic	$1.44	$0.94
Diluted	$1.43	$0.93

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	266,451	267,122
Diluted	268,578	269,600

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$319,597	$161,058
Accounts receivable	576,981	613,115
Insurance receivables	—	39,066
Inventories	3,924	3,814
Prepaid expenses	59,957	20,721
Other current assets	25,033	22,417

Total current assets	985,492	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	6,562,748	6,354,782
Other	82,609	80,169

	6,645,357	6,434,951
Accumulated depreciation	(1,700,584)	(1,639,035)

	4,944,773	4,795,916

OTHER ASSETS	222,767	219,899

	$6,153,032	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$30,518	$10,334
Accounts payable	169,192	198,395
Accrued payroll and related costs	95,330	115,914
Taxes payable	117,520	85,641
Interest payable	7,546	9,951
Other current liabilities	58,041	72,537

Total current liabilities	478,147	492,772

LONG-TERM DEBT	701,495	774,182
DEFERRED INCOME TAXES	250,461	240,621
OTHER LIABILITIES	64,731	65,705

	1,494,834	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(6,068)	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 268,683 shares issued and outstanding in 2008; 268,223 shares issued and outstanding in 2007	26,868	26,822
Capital in excess of par value	666,298	683,697
Retained earnings	3,976,312	3,602,870
Accumulated other comprehensive loss	(5,212)	(5,067)

	4,664,266	4,308,322

	$6,153,032	$5,876,006

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$384,188	$250,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,899	64,465
Deferred income tax provision	9,840	2,794
Share-based compensation expense	8,716	7,340
Pension contribution	(3,183)	(728)
Other	1,380	3,631
Other changes in current assets and liabilities:
Accounts receivable	36,134	(53,306)
Hurricane insurance recoveries	17,319	—
Other current assets	(42,268)	5,795
Accounts payable	3,278	(49,536)
Other current liabilities	(5,606)	39,471

Net cash provided by operating activities	492,697	270,246

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(134,380)	(115,049)
Other capital expenditures	(76,673)	(103,216)
Major maintenance expenditures	(22,935)	(18,413)
Accrued capital expenditures	(32,481)	9,627
Hurricane insurance recoveries	21,747	—
Proceeds from sales of property and equipment	282	—

Net cash used for investing activities	(244,440)	(227,051)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on bank credit facilities	—	170,000
Payments on bank credit facilities	(50,000)	(85,000)
Payments of other long-term debt	(2,516)	(2,345)
Net proceeds from employee stock transactions	115	(481)
Dividends paid	(10,746)	(5,409)
Repurchases of ordinary shares	(26,571)	(104,557)

Net cash used for financing activities	(89,718)	(27,792)

NET INCREASE IN CASH AND CASH EQUIVALENTS	158,539	15,403

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,058	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$319,597	$77,113

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended March 31,						Three Months Ended December 31,
	2008			2007			2007
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
OPERATING REVENUES
Contract drilling services	$797,834	$—	$797,834	$576,915	$—	$576,915	$761,075	$—	$761,075
Reimbursables	21,166	11,292	32,458	19,769	11,374	31,143	20,233	9,779	30,012
Labor contract drilling services	—	30,931	30,931	—	36,555	36,555	—	40,166	40,166
Engineering, consulting and other	187	15	202	230	1,581	1,811	319	40	359

	$819,187	$42,238	$861,425	$596,914	$49,510	$646,424	$781,627	$49,985	$831,612

OPERATING COSTS AND EXPENSES
Contract drilling services	$235,952	$—	$235,952	$196,842	$—	$196,842	$243,882	$—	$243,882
Reimbursables	18,753	10,708	29,461	16,939	10,607	27,546	16,644	9,479	26,123
Labor contract drilling services	—	25,337	25,337	—	28,403	28,403	—	32,443	32,443
Engineering, consulting and other	—	—	—	141	3,500	3,641	—	150	150
Depreciation and amortization	80,785	2,114	82,899	61,809	2,656	64,465	79,679	2,928	82,607
Selling, general and administrative	19,896	1,377	21,273	13,660	566	14,226	26,181	505	26,686
Hurricane losses and recoveries, net	—	—	—	—	—	—	(5,114)	—	(5,114)

	$355,386	$39,536	$394,922	$289,391	$45,732	$335,123	$361,272	$45,505	$406,777

OPERATING INCOME	$463,801	$2,702	$466,503	$307,523	$3,778	$311,301	$420,355	$4,480	$424,835

OPERATING STATISTICS
Jackups:
Average Rig Utilization	97%			98%			98%
Operating Days	3,601			3,512			3,697
Average Dayrate	$145,337			$102,112			$138,746

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%			100%			97%
Operating Days	637			540			626
Average Dayrate	$291,924			$259,837			$269,146

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			67%			100%
Operating Days	273			180			276
Average Dayrate	$201,699			$176,722			$185,227

Drillships:
Average Rig Utilization	67%			93%			74%
Operating Days	182			252			204
Average Dayrate	$133,665			$100,740			$118,581

Submersibles:
Average Rig Utilization	66%			95%			31%
Operating Days	179			256			85
Average Dayrate	$51,274			$81,047			$50,695

Total:
Average Rig Utilization	94%			96%			93%
Operating Days	4,872			4,740			4,888
Average Dayrate	$163,772			$121,705			$155,707